QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-114844 on Form S-8 of our reports dated March 19, 2004 (July 30, 2004 as to Note 21) relating to the financial statements and financial statement schedules of Superior Essex Inc. and Superior TeleCom Inc. (which reports express an unqualified opinion and include explanatory paragraphs relating to changes in methods of accounting, application of AICPA Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" to the consolidated financial statements of Superior Essex Inc., and the application of procedures related to certain disclosures and reclassifications of financial statement amounts related to the 2001 financial statements that were audited by other auditors who have ceased operations), appearing in this Current Report on Form 8-K of Superior Essex Inc. dated February 4, 2005.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
February 4, 2005

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM